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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
WORLDGATE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

November 12, 2007

Dear Stockholders of WorldGate Communications, Inc.:

        You are cordially invited to attend our Annual Meeting of the Stockholders of WorldGate Communications, Inc., a Delaware corporation ("WorldGate" or the "Company"), to be held on December 13, 2007, at 9:30 AM EST, at WorldGate's corporate offices at 3190 Tremont Avenue, Trevose, PA 19053.

        Enclosed with this letter are a Notice of the Annual Meeting, a Proxy Statement, a Proxy Card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about WorldGate. We have also attached a copy of WorldGate's Annual Report on Form 10-K for the year ending December 31, 2006, as well as a copy of WorldGate's Quarterly Report on Form 10-Q for the quarter ending on June 30, 2007. These reports will provide you with further information about our Company. The board recommends that you carefully read this Proxy Statement and the accompanying reports.

        Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process your vote may be cast by mail and in most situations also by telephone or through the Internet. Your failure to vote may result in a "NO" vote under certain circumstances, regardless of whether you are actually in favor of a specific proposal. Therefore taking the time to vote is very important to us.

        I also hope that you will attend the Annual Meeting. The board of directors and I look forward to seeing you there.

/s/ HAL KRISBERGH Chairman and CEO WorldGate

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
November 12, 2007

        The Annual Meeting (the "Meeting") of stockholders of WorldGate Communications, Inc. ("WorldGate" or the "Company") will be held at WorldGate's corporate offices at 3190 Tremont Avenue, Trevose, PA 19053, on December 13, 2007, at 9:30 AM EST, for the following purposes:

        1.     To elect seven directors;

        2.     To approve a proposed plan of recapitalization that would, upon implementation by the Company at the discretion of the Company's board of directors, result in the amendment of our certificate of incorporation to effect up to a one-for-ten reverse stock split of WorldGate's common stock.

        3.     To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock.

        4.     To transact other such business as may properly come before the Meeting or any adjournment thereof.

        Holders of record of Common Stock of the Company at the close of business on October 22, 2007, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR FAILURE TO VOTE MAY RESULT IN A "NO" VOTE WHETHER OR NOT YOU ARE IN FAVOR OF A PROPOSAL. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

        The accompanying Proxy Statement contains a more detailed description of each of these matters. We encourage you to read the Proxy Statement.

By order of the board of directors;
/s/ RANDALL J. GORT Randall J. Gort, Secretary

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Ave.
Trevose, PA 19053

PROXY STATEMENT

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by WorldGate Communications, Inc., a Delaware corporation ("WorldGate," the "Company," "we" or "our"), of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on December 13, 2007, at 9:30 A.M. EST, at WorldGate's corporate offices at 3190 Tremont Avenue,, in Trevose, PA, 19053 and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about November 12, 2007, to all holders of record of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") as of 5:00 P.M. EST on October 22, 2007.

        The board of directors encourages you to complete and return the Proxy Card even if you plan to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy card bearing a later date or by attending the Meeting in person and casting a ballot.

        The proxy holders, Hal Krisbergh and Randall Gort, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting.

        YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

        This solicitation of proxies is made by WorldGate, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or other means of communication. We may also hire agents for the sole purpose of contacting you regarding your proxy, and in this event, will pay these agents a reasonable fee for their services.

Questions and Answers Regarding this Meeting

Q.
Where and when is the Meeting of the stockholders?

A.
The Meeting of the stockholders of the Company will be held at WorldGate's corporate offices at 3190 Tremont Avenue, Trevose, PA 19053, at 9:30 A.M. EST, December 13, 2007.

Q.
What is the purpose of the Meeting?

A.
At the Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement.

Q.
How many shares must be present to hold the Meeting?

A.
A majority of WorldGate's outstanding shares as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Meeting for purposes of establishing a quorum. Your shares will be counted as present at the Meeting if (i) you are present and vote in person at the Meeting; (ii) a Proxy Card has been properly submitted; or (iii) you have voted by telephone or using the Internet, if such methods are available to you.

Q.
Who can vote at the Meeting?

A.
The board of directors set October 22, 2007 as the record date for the Meeting. All stockholders who owned WorldGate Common Stock at the close of business on that date may attend and vote at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares that are held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You are still invited to attend the Meeting, however, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request, obtain and bring to the meeting a valid proxy from the organization holding your shares.

  On the record date, approximately 50,272,233 shares of our Common Stock were issued and outstanding and held of record by 336 stockholders.

Q.
My shares are held in the "street name." Will my broker vote my shares?

A.
Unless your broker has discretionary authority to vote your shares, your broker will vote your shares only if you provide it with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote the shares. Otherwise, your broker may not be permitted to vote your shares. IF YOU DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Q.
What is a "broker non-vote?"

A.
Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the brokers have the discretion to vote such shares on routine matters, but may not have the authority to vote the shares on non-routine matters without the beneficial owner's instructions. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the various routine matters such as the election of directors, but expressly states that the broker is NOT voting on proposals which are not routine matters. If a broker entitled to vote your shares leaves those shares unvoted, it is called a broker "non-vote." A non-vote can occur when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. IF YOU DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Q.
How can I vote my shares in person at the Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to attend the Meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the Meeting. If you hold your shares in "street name," you must request a legal proxy from your broker or other agent in order to vote at the Meeting.

Q.
How can I vote my shares without attending the Meeting?

A.
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Meeting. You may vote by granting a proxy or, for shares held in "street name," by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, your broker or nominee will include a voting instruction card.

  BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you hold your shares in "street name" and you are not a director or officer of WorldGate, you may submit your proxy by following the instructions on the Proxy Card. If you have any questions on or difficulties with submitting your proxy by telephone or the Internet please call the number indicated on your proxy card or 215-354-5109.

  BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in "street name," by following the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q.
How can I change my vote after I return my Proxy Card?

A.
You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above and as applicable (your latest telephone or Internet proxy is counted) or by attending the Meeting and voting in person (as described above). Attending the Meeting will not revoke your proxy unless you specifically request it.

Q.
What happens if I just sign, date and return the proxy card without completing the voting?

A.
Your proxy will be voted in accordance with the recommendation of the board of directors as set forth in this Proxy Statement, including a vote FOR each of the proposed nominees for our board of directors. If any other matters are properly presented for consideration at the Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Meeting.

Q.
Where can I find the results of the Meeting?

A.
The preliminary voting results will be announced at the Meeting. The final results will be published in a Current Report on a Form 8-K that the Company will file with the United States Securities and Exchange Commission (the "SEC") when the results are available.

Q.
Where Can I Find More Information?

A.
We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our Common Stock is traded on the OTC Bulletin Board under the symbol "WGAT." You may read and copy any document filed by the Company at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.

Q.
Who Can Help Answer Your Questions?

A.
If you have additional questions about the matters proposed for consideration at the Meeting, you should contact:

WorldGate Communications, Inc.
3190 Tremont Ave.
Trevose, PA 19053
Attention: Joel Boyarski, Chief Financial Officer
Phone Number: (215) 354-5312

Q.
What should I do now?

A.
Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, up to the time of the Meeting, and will ensure that your shares are voted if you later find you cannot attend the Meeting. IF YOU DO NOT VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Questions and Answers Regarding the Reverse Stock Split

Q.
Will a reverse stock split be implemented by the Company if approved by Stockholders?

A.
If approved by the Stockholders the Company is seeking the authority to implement a reverse stock split at the discretion of the Company's board of directors depending upon such factors as the price of the Company's Common Stock, the applicable listing requirements of any exchange upon which the Common Stock is traded and other business and corporate governance considerations as the board of directors may consider. Depending upon such factors, the board of directors may, or may not implement a reverse stock split.

Q.
If implemented what will be the ratio of the reverse stock split?

A.
The Company is seeking the authority to implement a reverse stock split at a ratio of up to one new share for every current ten shares of the Company's Common Stock. Depending upon such factors as the price of its Common Stock, the listing requirements of any exchanges upon which the Common Stock is traded and other business and corporate governance considerations, the Company may also implement a different reverse stock split ratio which is less than one for ten (for example, one for five).

Q.
Will stockholders have appraisal rights?

A.
No. Under Delaware law, appraisal rights are not available in a reverse stock split unless the Company's charter provides such rights; WorldGate's certificate of incorporation does not provide appraisal rights in this situation.

Q.
What happens when a reverse stock split occurs?

A.
The shares of the Company's Common Stock owned by a stockholder will automatically be changed and become, new shares of common stock according to the elected reverse stock split ratio. For example if the reverse stock split ratio is one for ten, then for every ten shares of Common Stock owned by a stockholder the stockholder would receive one new share; and

  •
  the number of shares of our Common Stock issued and outstanding will be reduced proportionately;

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants as would have been required immediately preceding the reverse stock split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

  •
  the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in WorldGate, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. No fractional shares will be issued as a result of the reverse stock split. Instead, all fractional shares will be rounded, with fractional shares which are greater than or equal to 0.5 being rounded up to next higher whole number of shares, and fractional shares which are less than 0.5 being rounded down to the next lower whole number of shares.

Q.
What is the reason for implementing a reverse stock split?

A.
Our board of directors believes that the current market price of our Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our Common Stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Furthermore, some of the various exchanges upon which the Company's Common Stock may be traded have imposed minimum trading price restrictions for listed securities and, depending upon the trading price of our Common Stock, we may or may not meet these restrictions. Our board of directors believes that if the reverse stock split has the effect of raising the trading price of our Common Stock, this may increase the attractiveness of our Common Stock to the investment community, may allow the Common Stock to be traded on a desired exchange, and possibly promote greater liquidity for our existing stockholders.

Q.
What is the procedure for implementing a reverse stock split?

A.
The reverse stock split would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing a certain number of shares of our Common Stock before the reverse stock split will be deemed for all corporate purposes to evidence ownership of the appropriate fraction of that number of shares of our Common Stock after the reverse stock split as results from the selected reverse stock split ratio. As soon as practicable after the effective time, our stockholders will be notified that the reverse stock split has been effected, and Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Forward-Looking Statements

        This Proxy Statement contains forward-looking statements with respect to our plans and objectives, the condition of our business, general economic conditions and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to us that could cause the results to differ materially from those in forward-looking statements include, but are not limited to: (i) general economic conditions, (ii) our ability to continue the development, sale and distribution of our video phone products in a timely and cost effective manner, (iii) the market acceptance for our video phone product, and (iv) our ability to fund our continuing operations. For further details regarding these factors please refer to the "Factors Affecting Our Business Condition" section of our Annual Report on Form 10-K which accompanies this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSED NOMINEES.

Introduction

        The board of directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, seven directors will be elected. The term of office for each director will expire at the 2008 annual meeting of stockholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

        The board of directors has nominated Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris, Lemuel Tarshis and David Tomasello for election as directors of the Company. All nominees are presently directors of the Company. All nominees have consented to be named and to serve if elected.

        The election of a director requires the affirmative "FOR" vote of a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" in regard to the election of each director. Abstentions and broker non-votes will have no effect on the outcome of the votes with respect to the election of each director. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors, or the board may decide to reduce the number of directors.

        The board of directors unanimously recommends a vote "FOR" each of the nominees named below.

Nominees For Election

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships
Hal M. Krisbergh	60
		Mr. Krisbergh has served as our Chairman and Chief Executive Officer since our inception in March 1995. From September 1981 to September 1994, Mr. Krisbergh was an executive officer of General Instrument (now a part of Motorola, Inc.). Mr. Krisbergh served as President of General Instrument's Communications Division and, for the past 25 years, has been a well-known figure in the cable industry. He is a recognized leader in the development of addressable cable boxes, impulse pay-per-view, opto-electronics and digital audio technologies. In 1991, Mr. Krisbergh received cable television's prestigious Vanguard award. Prior to joining General Instrument, Mr. Krisbergh was employed by W. R. Grace & Co., Deloitte & Touche and Raytheon Company.

Steven C. Davidson	58
		Mr. Davidson has been a member of our board of directors since April 2002. From 1979 until his retirement in April 2002, Mr. Davidson held various executive positions with HBO, Inc., most recently serving as Senior Vice President and General Manager of Affiliate Operations. In February 2004, Mr. Davidson returned to HBO, Inc. as Executive Vice President of Affiliate Sales. Mr. Davidson is also a director of Nation Fatherhood Initiative, a non-profit organization.
Clarence L. Irving, Jr.	51
		Mr. Irving has been a member of our board of directors since July 2000. He has been President and Chief Executive Officer of Irving Information Group, a consulting services firm, since October 1999 and has served as a director of Covad Communications Group, Inc. since April 1999. Covad owns and operates the largest national broadband network, and is a leading supplier of facilities-based provider of data, voice, and wireless telecommunications solutions for small and medium-sized businesses. Covad is also a key supplier of high-bandwidth access for telecommunications services providers like EarthLink, AOL, and AT&T. On August 15, 2002, Covad Communications Group, Inc. filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy code in the United States Bankruptcy Court for the District of Delaware. Mr. Irving served as Assistant Secretary of Commerce to the United States Department of Commerce from June 1993 to October 1999.
Martin Jaffe	60
		Mr. Jaffe has been a member of our board of directors since April 2002. Since January 2002, Mr. Jaffe has been the Chief Operating Officer, Managing Director and Co-Founder of Silvercrest Asset Management Group LLC, an independent, employee-owned, registered investment advisor which provides asset management and family office services to families and select institutional investors. From November 12000 until September 2001, Mr. Jaffe was Chief Financial Officer of Credit Suisse Asset Management Group LLC, and from 1981 until November 12000, Mr. Jaffe was Chief Operating Officer of Donaldson, Lufkin & Jenrette Asset Management Group. Messrs Jaffe and Tarshis are brothers-in-law.

Jeff Morris	54
		Mr. Morris has been a member of our board of directors since April 2001. Mr. Morris is currently Senior Vice President of Long Term Strategy & Technology Development at Showtime Networks Inc., an originator and distributor of entertainment content through its premium television networks SHOWTIME®, THE MOVIE CHANNEL™ and FLIX®, as well as the multiplex channels SHOWTIME® TOO™, SHOWTIME® SHOWCASE, SHOWTIME EXTREME®, SHOWTIME BEYOND®, SHOWTIME NEXT®, SHOWTIME WOMEN®, SHOWTIME FAMILYZONE® and TMC xtra. He has been in his current position since August 2005. From June 2001 to July 2005, Mr. Morris was the principal of Digital Media Consulting, a new media consulting company. From July 1999 to April 2001 Mr. Morris was President and Chief Executive Officer of Yack, Inc., an Internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a previous tenure from 1984 through 1999 at Showtime Networks, Inc., where his last position was Senior Vice President of New Media and Technology Development.
Lemuel Tarshis	66
		Dr. Tarshis has been a member of our board of directors since April 2001. Since August 1991, Dr. Tarshis has been a director for the Howe School Alliance for Technology Management at the Stevens Institute of Technology. Dr. Tarshis also currently is a director for both Aequus Technologies Corp. and Life-Pack Technologies, Inc. In addition, he has worked as a management consultant for Lucent Technologies Inc., Bell Atlantic, GTECH Corporation, AT&T Corporation, Aequus Technologies and Life-Pack Technologies Messrs Jaffe and Tarshis are brothers-in-law.
David Tomasello	34
		Mr. Tomasello has been a member of our board of directors since May 23, 2007. He is a graduate of Boston University with a degree in finance. He has been a member of the board of directors and the audit committee of Corimon S.A.C.A. since 2005. Corimon, a diversified manufacturer and distributor of packaging materials, chemicals and paint, is one of the top five conglomerates in Venezuela. Since 2003, Tomasello is also a member of the board of directors of Fininvest S.A., a Venezuelan commercial and residential real estate developer and Complejo Metalurgico de Sociedad Anonima (COMMTESA) as Venezuelan construction company. Mr. Tomasello is the managing partner of Attiva Capital Management, an independent investment firm. Mr. Tomasello's father, Antonio Tomasello, is currently the beneficial owner of approximately 14% of WorldGate's Common Stock. Mr. Tomasello holds a power of attorney to vote such shares.

General Information Concerning the Board of Directors and its Committees

        The board is currently composed of Messrs. Krisbergh, Davidson, Irving, Jaffe, Morris, Tarshis and Tomasello, each of whom, other than Messrs. Krisbergh and Tomasello, are "independent" as such term is defined under the applicable NASDAQ rules. Pursuant to the Company's policy the directors are expected to attend the Company's annual meeting of stockholders. With the exceptions of Messrs. Davidson, Irving and Tomasello all of the Company's current directors attended last year's annual meeting of stockholders.

        Code of Conduct.    We have adopted a Code of Conduct that applies to all of our directors and all employees, including, without limitation, our principal executive officer and our principal financial and accounting officer. We have posted our Code of Conduct on our website, http://www.wgate.com, under the "About Us" section. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provisions of our Code of Conduct by posting such information on our website at the location specified above. You can request a copy of our Code of Conduct, at no cost, by contacting Investor Relations, c/o WorldGate Communications, 3190 Tremont Ave., Trevose, PA 19053.

        Corporate Governance At WorldGate.    Our board of directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the board's policy that a majority of the members of the board should be independent. We have reviewed internally and with our board of directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules regarding corporate governance policies and procedures. Our corporate governance documents comply with all requirements.

        During Fiscal 2006, our board of directors held seven meetings. Each member of the board attended at least 75% of the total number of meetings of the board and all committees on which he sits. From time to time, the board acts by unanimous written consent as well.

        Board Committees.    The standing committees of our board of directors consist of the Audit, Compensation and Stock Option Committee and Corporate Governance Nominating Committee. The board has adopted a written charter for each of these committees that is available on the Company's web site at http://www.ojophone.com/corporate/investor/board. These committees are described below. Our board of directors may also establish various other committees to assist it in its responsibilities.

Audit Committee.

        The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in our financial reporting. It operates in accordance with a written charter adopted by our board of directors. The Audit Committee monitors our financial reporting process and internal control system, reviews and appraises the audit efforts of our independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the board of directors. The Audit Committee meets at least each quarter and at least once annually with our management and independent public accountants to review the scope of auditing procedures, our policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of our financial statements. The Audit Committee is currently composed of Dr. Tarshis, Mr. Davidson and Mr. Jaffe, each of whom is "independent" as such term is defined under Rule 4200(a)(15) of the NASDAQ listing standards. The Audit Committee also complies with the financial sophistication requirement under the NASDAQ listing standards. In addition, the board has determined that Mr. Jaffe is an audit committee financial expert as defined by the Instruction to Item 407(d)(5)(i) of Regulation S-K. Five separate meetings of this committee were held in 2006 independent of the general meetings for the full board.

Audit Committee Report

        The following is the report of the Audit Committee of the board of directors of WorldGate Communications, Inc. with respect to the fiscal year ended December 31, 2006.

Review with Management

        The Audit Committee has reviewed and discussed WorldGate's audited financial statements with WorldGate's management and independent registered public accounting firm, including the overall quality of WorldGate's accounting policies.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Marcum & Kliegman LLP, WorldGate's independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of WorldGate's financial statements.

        The Audit Committee has also received written disclosures and the letter from Marcum & Kliegman LLP required by Independence Standards board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with Marcum & Kliegman LLP its independence from WorldGate.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of WorldGate that the audited financial statements be included in WorldGate's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee of the board of directors of WorldGate Communications, Inc. Lemuel Tarshis Steven C. Davidson Martin Jaffe

Compensation and Stock Option Committee.

        The Compensation and Stock Option Committee is currently composed of two directors, Messrs. Irving and Morris, each of whom is "independent" as such term is defined under applicable NASDAQ rules. The Compensation and Stock Option Committee met one time in 2006 in addition to meetings held in conjunction with the full board of directors. The 2006 Compensation and Stock Option Committee Report on executive compensation, as well as further details concerning the duties of this committee, can be found in this Proxy Statement under the heading "Executive Compensation."

Corporate Governance and Nominating Committee.

        The Corporate Governance and Nominating Committee is currently composed of two directors, Messrs. Irving and Tarshis, each of whom are "independent" as such term is defined under applicable NASDAQ rules. The primary function of this committee is to establish board membership criteria; assist the board by identifying individuals qualified to become board members; recommend to the board matters of corporate governance; facilitate the annual review of the performance of the board and its committees; and periodically review CEO and management succession plans. The committee also reviews and evaluates stockholder nominees for director. In evaluating nominees for director the committee considers a number of qualities and skills that it believes are necessary for directors to possess, including, but not limited to, (i) roles and contributions valuable to the Company and the general business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, operations, technology, finance, and accounting, sales, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. A director's qualifications in light of these criteria are considered at least each time the director is re-nominated for board membership. Stockholder recommendations should be submitted to the Company's Corporate Secretary in writing no later than the date determined in accordance with the deadlines by which a stockholder must give notice of a matter that he or she wishes to bring before the Company's Annual Meeting of Stockholders as described in the "Stockholder's Proposals for the 2006 Annual Meeting" section of the Company's Proxy Statement filed with the SEC on September 11, 2006. Any recommendation must include: (i) the name and address of the stockholder making the recommendation; (ii) pertinent biographical information about the recommended candidate; and (iii) a description of all arrangements or understandings between the stockholder and the recommended candidate. Recommendations that are received by the Secretary by the deadline will be forwarded to the Chairman of the Governance and Nominating Committee for review and consideration. No separate meetings of this committee were held in 2006 independent of the general meetings for the full board.

Communications to the Board of Directors.

        Stockholders may communicate with members of the Company's board of directors by writing to the full board of directors, any particular committee of the board of directors, or any individual member of the board of directors at 3190 Tremont Avenue, Trevose, PA 19053, telephone number: (215) 354-5100; facsimile number: (215) 354-1049.

PROPOSAL 2—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO GRANT DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF DISCRETIONARY AUTHORITY FOR THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT UP TO A ONE FOR TEN REVERSE STOCK SPLIT (THE "REVERSE STOCK SPLIT'.)

Introduction

        The Company is seeking approval to amend its Certificate of Incorporation to provide for the Reverse Stock Split. Even if approved, such Reverse Stock Split may or may not be implemented at the discretion of the board of directors, depending upon such factors as the current price of the Company's Common Stock, the listing requirements for the particular exchange or exchanges upon which the Company's Common Stock may be traded, and other business and corporate governance considerations as the board of directors may consider. Our board of directors believes that the current market price of our Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our Common Stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Furthermore, some of the various exchanges upon which the Company's Common Stock may be traded have imposed minimum trading price restrictions for listed securities and, depending upon the trading price of our Common Stock, we may or may not meet these restrictions. Our board of directors believes that if the reverse stock split has the effect of raising the trading price of our Common Stock, this may increase the attractiveness of our Common Stock to the investment community, may allow the Common Stock to be traded on a desired exchange, and possibly promote greater liquidity for our existing stockholders.

        In order to approve the Reverse Stock Split, we will need the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date. Abstentions and broker non-votes will have the same effect as a vote "against" the Reverse Stock Split.

Implementation and Effects of the Reverse Stock Split

        If our stockholders approve the Reverse Stock Split and our board of directors proceeds with a Reverse Stock Split, the Reverse Stock Split would have the following effects:

  •
  The shares of the Company's Common Stock owned by a stockholder will automatically be changed and become new shares of common stock according to the elected reverse stock split ratio. For example, if the reverse stock split ratio is one for ten, then for every ten shares of Common Stock owned by a stockholder the stockholder would receive one new share;

  •
  the number of shares of our Common Stock issued and outstanding will be reduced proportionately;

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants as would have been required immediately preceding the reverse stock split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

        If a Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in WorldGate, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below no fractional shares will be issued in connection with the Reverse Stock Split. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        The Reverse Stock Split would result in some stockholders owning "odd-lots" of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Fractional Shares

        No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Instead, all fractional shares will be rounded, with fractional shares equal to or greater than 0.5 being rounded up to the next whole number of shares, and fractional shares which are less than 0.5 being rounded down to the next lower whole number of shares.

Authorized Shares

        The Reverse Stock Split would not change the number of authorized shares of our Common Stock designated in our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase

Potential Anti-Takeover Effect

        The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is approved could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over the then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of WorldGate, and it is not part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the Reverse Stock Split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of WorldGate.

Accounting Matters

        The Reverse Stock Split will not affect the par value of our Common Stock. On the effective date of the Reverse Stock Split, the stated capital on WorldGate's balance sheet attributable to WorldGate's Common Stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of WorldGate's Common Stock will be increased because there will be fewer shares of WorldGate's Common Stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the stockholders approve the Reverse Stock Split proposal, and we implement the Reverse Stock Split, it would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing a certain number of shares of our Common Stock before the Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of one-tenth of that number of shares of our Common Stock after the Reverse Stock Split. All shares issuable upon exercise or conversion of outstanding options, warrants or other securities will automatically be adjusted.

        As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been affected. WorldGate expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Incorporation by Reference with Respect to Reverse Stock Split

        Stockholders should review the financial statements, management's discussion and analysis of financial condition and results of operations, quantitative and qualitative disclosures about market risk contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (filed with the SEC on March 31, 2007) and our Quarterly Report on Form 10-Q for the quarters ended June 30, 2007 (filed with the SEC on August 13, 2007), copies of which are being delivered to stockholders along with this Proxy Statement.

PROPOSAL 3—AMENDMENT TO THE COMPANY'S—AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 120,000,000 SHARES TO 200,000,000 SHARES.

Introduction

        The Company currently has 120,000,000 shares of Common Stock authorized. Of this amount approximately 49,731,000 shares are issued and outstanding and another approximately 69,899,000 shares are reserved for issuance under the Company's benefit plans and as a result of the sale and issuance of certain warrants and convertible securities under the private placements made by the Company. This leaves less than 371,000 shares of our Common Stock available for future issuances. Such a minimal amount provides little flexibility should the need arise for future funding or other opportunities which may require the issuance of additional shares. Accordingly, on October 26, 2007, the Board of Directors authorized and directed the Company to submit for stockholder approval a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 120,000,000 to 200,000,000 shares. In addition, the Company will continue to have 13,500,000 authorized but unissued and undesignated shares of preferred stock. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of its Common Stock may be diluted. Also, if WorldGate issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its Common Stock. Except as presented in this Proxy Statement the Company has no current plan to issue additional shares. Although the Company could wait until the need arises to authorize such additional shares, such wait could result in lost opportunity and/or additional costs to hold a special meeting of stockholders. The Board of Directors believes the proposed amendment is advisable and in the best interests of the Company and its stockholders and is therefore recommending that the stockholders approve this amendment.

        The affirmative vote of a majority of outstanding shares of WorldGate entitled to vote at this meeting will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote "Against" this proposal.

Summary of the Amendment

        The amendment will consist of a revision of the first sentence (and only the first sentence) of paragraph FOURTH of the Company's Amended and Restated Certificate of Incorporation to read as follows:

  "FOURTH: The amount of total authorized capital stock of the Corporation is 213,500,000 shares divided into 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 13,500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

        The remaining sections of paragraph FOURTH, consisting of (A) COMMON STOCK, and (B) PREFERRED STOCK, will survive the amendment in their current form.

        Authorized but unissued shares of Common Stock of the Company may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable corporate law or the listing standards of NASDAQ.

Other Factors to be Considered

        Each share of Common Stock authorized for issuance has the same rights and is identical in all respects with each other share of Common Stock. The authorization of additional shares called for by this proposal will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding. Under the Amended and Restated Certificate of Incorporation, stockholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares Common Stock, existing stockholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of Common Stock are issued. The Board of Directors does not intend to issue any additional shares of Common Stock except on terms that it deems to be in the best interests of the Company and its stockholders.

        The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various transactions. The proposed increase in the number of authorized shares could enable the Board of Directors to issue shares of Common Stock to render more difficult an attempt by another person or entity to obtain control of the Company, although the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any takeover efforts.

        If the proposed amendment is adopted, it will become effective upon the filing of Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

Executive Officers of the Company

        The current executive officers of the Company are as follows:

Name	Age	Position(s)
Hal M. Krisbergh	60	Chairman of the board of directors and Chief Executive Officer
Joel I. Boyarski	60	Chief Financial Officer
Randall J. Gort	58	Chief Legal Officer and Secretary
James E. McLoughlin	54	Vice President, Account Development and Marketing
Richard Westerfer	49	Chief Operations Officer

        Hal M. Krisbergh—For Mr. Krisbergh's business background, see "Election of Directors."

        Joel I. Boyarski joined our company in October 1999, and was named Vice President and Chief Financial Officer in September 2002. Prior to becoming Vice President and Chief Financial Officer, Mr. Boyarski served as General Manager of TVGateway, LLC from December 2001 until September 2002 and as Vice President of Business Development for TVGateway, LLC from June 2000 until December 2001. From October 1999 to June 2000, he served as a consultant for our Company. Prior to joining us, Mr. Boyarski was a business and financial consultant from June 1998 to October 1999, and for 23 years prior to June 1998, he held a variety of management positions at Joseph E. Seagram and Sons, Inc., including Vice President of Finance and Business Planning for several of Seagram's Domestic and International divisions including North America, Asia Pacific and Global Duty Free.

        Randall J. Gort joined our company in August 1997 as Vice President, Legal and Corporate Affairs, General Counsel and Secretary. In January 2003, Mr. Gort became the Company's Chief Legal Officer. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, from May 1987 through July 1994, he was an Associate General Counsel for Commodore International Ltd. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M's four tape divisions.

        James E. McLoughlin joined our company in February 2001 and in January 2002 was named Vice President, Marketing, Business and Account Development. Prior to this position, Mr. McLoughlin served as Vice President, Sales and Marketing. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

        Richard Westerfer joined our company in February 2000 as Vice President of Engineering. In December 2000, Mr. Westerfer became Senior Vice President of Operations. He served in this position until April 2002, when he became Chief Operations Officer of WorldGate. Prior to joining us, from 1979 to February 2000, Mr. Westerfer served as the Senior Director of Engineering for General Instrument (now a part of Motorola, Inc.).

        Officers are elected or appointed by the board of directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Form 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 2006 were made on a timely basis.

Executive Compensation
Compensation Discussion and Analysis

Compensation and Stock Option Committee Membership and Organization

        The Compensation and Stock Option Committee is currently composed of two directors, Messrs. Irving and Morris, each of whom is "independent" as such term is defined under applicable NASDAQ rules. The Compensation and Stock Option Committee has general supervisory power over, and the power to grant options under, the Company's 2003 Equity Incentive Plan. In addition, the Compensation and Stock Option Committee recommends to the board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other executive officers and employees, approves the grants of any bonuses to officers, and reviews the Company's compensation strategy for compensation matters generally. The board has adopted a written charter for the Compensation and Stock Option Committee that is available on the Company's web site at http://www.wgate.com/about/board.html/. The Compensation and Stock Option Committee met one time in 2006 in addition to meetings held in conjunction with the full board of directors. No member of the committee is an officer or employee of the Company.

Compensation Philosophy and Objectives

        The Compensation and Stock Option Committee's philosophy and objectives in setting compensation policies is to align pay with performance, while at the same time providing fair, reasonable and competitive compensation that will allow us to retain and attract superior executive talent. The committee strongly believes that executive compensation should align executives' interests with those of stockholders by rewarding achievement of specific annual, long-term, and strategic goals by the Company, with the ultimate objective of improving stockholder value. To that end, the Compensation and Stock Option Committee believes executive compensation packages provided by the Company to its executive officers should include a mix of both cash and equity-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

        Based on the foregoing philosophy and objectives, the committee has structured the Company's annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. The base salaries, targeted bonus amounts and equity incentive awards established for or granted to the Company's executive officers are based, in part, on the committee's understanding of the Company's current financial position, compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries, the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies, and other market factors. Such amounts reflect the subjective discretion of the members of the committee based on these factors as well as the Committee's evaluation of the

Company's current and anticipated future performance, the experience of each executive officer and the contribution of the officer to such performance, and the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's performance.

Components of Executive Compensation for Fiscal Year 2006

        For the fiscal year ended December 31, 2006, the principal components of compensation for our executive officers were base salaries, annual bonuses, and long term compensation.

        Base Salaries.    Salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. The Company's 2006 base salaries were established subjectively by the Committee based on the factors noted above. During 2006 the Company increased base salaries, by approximately 5%, on average. The Company believes that it needs to offer competitive salaries to retain and attract superior talent, which is part of its philosophy.

        Annual Bonuses.    Annual bonuses are normally intended to provide an incentive for improved performance in the short term. Typically the committee establishes target bonus levels at the beginning of each year based on the factors noted above, and awards a percentage of such target levels based on individual, department and Company performance. No bonuses were paid during 2006. The committee believes that annual bonuses fit into its objective of aligning pay with performance, particularly with respect to the Company's short term goals.

        Long-Term Incentive Compensation.    The Company's long-term incentive compensation plan, administered through the Company's equity incentive plan, promotes ownership of the Company's Common Stock, which, in turn, provides a common interest between the stockholders of the Company and the executive officers of the Company. The committee has the authority to administer the long term incentive plans and to exercise all the powers and authorities either specifically granted to it under, or necessary or advisable in the administration of the plans, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting us or our financial statements of WorldGate (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the plans and any award; to prescribe, amend and rescind rules and regulations relating to the plans; to determine the terms and provisions of agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the plans. During 2006, all long term compensation was in the form of stock options.

        Typically awards granted under the plan have an exercise price equal to the fair market value of the shares on the date of grant, an exercise period of ten years and generally vest over four years, subject to acceleration in the event of some changes of control of WorldGate. In keeping with a philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of an executive officer's total compensation package. These incentives are designed to motivate and reward executive officers for maximizing stockholder value and encourage the long-term employment of key employees. The size of stock option grants is based primarily on the responsibilities of the applicable employee in addition to the factors discussed above. Only the committee may approve stock option grants to our executive officers. However, the committee has delegated to a committee of executive officers the authority to grant options to employees below the level of executive officer in an amount not to exceed 5,000 shares to any one individual in any twelve month period.

        Timing of Grants.    Stock options are generally granted by the committee at their regularly scheduled, predetermined meetings. On limited occasion, grants may occur during an interim meeting of the committee or upon unanimous written consent of the committee or pursuant to the delegated authority granted to the committee of executive officers, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executives.

        Change of Control.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any option holder, either assume the Company's rights and obligations under outstanding stock options or substitute for outstanding stock options equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding stock options in connection with a Change in Control, any unvested portions of outstanding stock options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. Any stock options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Under the Company's 2003 Equity Incentive Plan, a Change of Control is defined as a transaction or series of transactions comprising (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company (but excluding for purposes hereof sales and exchanges to family members or trusts for the benefit of or controlled by family members or other like sales and exchanges in which a voting right or other beneficial interest is maintained; (ii) a merger or consolidation in which the Company is a party, but not the successor; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company (collectively a "Transaction,") following which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in section (iii), the entity to which the assets of the Company were transferred. The Company's plan includes such change of control provisions because it believes that such provisions are consistent with customary industry practice and competitive in the marketplace.

        Compensation of the Chief Executive Officer.    During fiscal year 2006, Mr. Krisbergh's base salary was increased by approximately 5%, which amount was consistent with the increases granted to the Company's other executive officers. This increase reflects the factors discussed above, the lack of any base salary increases from 2002 to 2004, as well as the significant contribution Mr. Krisbergh made in implementing the change in the Company's focus from its interactive television business, culminating in the commercial introduction of the Company's new Ojo video phone.

        Accomplishments during 2006 under the leadership of Mr. Krisbergh that were considered by the committee in establishing his compensation include:

  •
  Transition from exclusive distribution agreement with Motorola

  •
  Implementation of new product pricing/cost reductions

  •
  Introduction of new products

  •
  Broadening of product distribution

        Limitations on Deductibility of Compensation.    Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the

$1,000,000 base. Although the committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

        Accounting for Stock-Based Compensation.    Beginning on January 1, 2006, the Company began accounting for stock-based payments including its stock options and RSAs in accordance with the requirements of FASB Statement 123(R).

Compensation and Stock Option Committee Interlocks and Insider Participation

        No member of the Compensation and Stock Option Committee is or was during the fiscal year 2006 an employee, or is or ever has been an officer of the Company or its subsidiaries. No executive officer of the Company served as a director or member of the Compensation Committee of another company, one of whose executive officers serves as a member of our board or Compensation and Stock Option Committee.

Compensation and Stock Option Committee Report

        The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Submitted by the Compensation Committee of the board

Larry Irving
Jeffrey Morris

Summary of Executive and Director Compensation

        The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2006, each of whose aggregate compensation for fiscal 2006 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Hal M. Krisbergh Chairman and Chief Executive Officer	2006	387,246	—	1,485	—	388,731
Joel Boyarski Vice President, Chief Financial Officer	2006	222,263	—	660	—	222,923
Randall J. Gort Vice President, Chief Legal Officer	2006	227,298	—	743	—	228,041
Richard Westerfer Vice President, Chief Operations Officer	2006	244,213	—	825	—	245,038
James McLoughlin Vice President, Account Development and Marketing	2006	216,843	—	660	—	217,503

        The following table summarizes the grants of plan based awards given to the named executives for fiscal year 2006:

GRANTS OF PLAN-BASED AWARDS
FISCAL 2006

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Options ($)
Hal M. Krisbergh	4/24/06	45,000	1.53	49,500
Joel Boyarski	11/13/2006	20,000	1.40	22,000
Randall J. Gort	11/13/2006	22,500	1.40	24,750
Richard Westerfer	11/13/2006	25,000	1.40	27,500
James McLoughlin	11/13/2006	20,000	1.40	22,000

(1)
These options vest in four equal annual installments beginning on the first anniversary of the date of grant.

        The following table summarizes all outstanding equity awards for the named executives at December 31, 2006:

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Hal M. Krisbergh	20000	—		21.57	5/5/2010
	160000	—		2.50	5/19/2011
	80000	—		1.59	5/21/2012
	12500	37500	(1)	3.95	3/9/2015
	11250	33750	(2)	2.20	12/1/2015
Joel Boyarski	5738	—		6.34	12/9/2010
	45000	—		1.93	2/1/2012
	20000	—		1.55	2/28/2012
	10000	—		2.45	4/26/2012
	42750	14250	(3)	0.38	2/28/2013
	107250	35750	(4)	0.52	10/1/2013
	131250	43750	(5)	1.06	1/3/2014
	10000	10000	(6)	4.43	12/24/2014
	5000	15000	(7)	2.63	11/10/2015
	—	20000	(8)	1.40	11/14/2016
Randall J. Gort	127333	—		2.78	4/26/2011
	24000	—		2.40	5/1/2012
	27750	9250	(3)	0.38	2/28/2013
	122250	40750	(4)	0.52	10/1/2013
	150000	50000	(5)	1.06	1/3/2014
	11250	11250	(6)	4.43	12/24/2014
	5625	16875	(7)	2.63	11/10/2015
	—	22500	(8)	1.40	11/14/2016
Richard Westerfer	145000	—		2.78	4/26/2011
	4000	—		2.60	5/24/2011
	1600	—		2.61	5/24/2011
	2400	—		2.65	5/24/2011
	8000	—		2.80	5/31/2011
	49000	—		2.40	5/1/2012
	27750	9250	(3)	0.38	2/28/2013
	122250	40750	(4)	0.52	10/1/2013
	150000	50000	(5)	1.06	1/3/2014
	12500	12500	(6)	4.43	12/24/2014
	6250	18750	(7)	2.63	11/10/2015
	—	25000	(8)	1.40	11/14/2016

James E. McLoughlin	40000	—		8.25	2/16/2011
	18400	—		2.40	5/1/2012
	13875	4625	(3)	0.38	2/28/2013
	107250	35750	(4)	0.52	10/1/2013
	131250	43750	(5)	1.06	1/3/2014
	10000	10000	(6)	4.43	12/24/2014
	5000	15000	(7)	2.63	11/10/2015
	—	20000	(8)	1.40	11/14/2016

(1)
These options vest in three annual installments beginning on March 8, 2007.

(2)
These options vest in three annual installments beginning on November 30, 2007.

(3)
These options vest on February 27, 2007.

(4)
These options vest on September 30, 2007.

(5)
These options vest in two annual installments beginning on January 2, 2007.

(6)
These options vest in two annual installments beginning on December 23, 2007.

(7)
These options vest in three annual installments beginning on November 9, 2007.

(8)
These options vest in four annual installments beginning on November 13, 2007.

        There were no options exercised by the named executive officers in fiscal year 2006.

        The Company has no information to provide with respect to Pension Benefits (Reg. S-K 402(h)), Nonqualified Deferred Compensation (Reg. S-K 402(i)), and potential payments upon termination or change-in-control (Reg. S-K 402(j)).

COMPENSATION OF DIRECTORS
FISCAL 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Steven C. Davidson(2)	12,500	330	—	12,830
Clarence L. Irving, Jr.(3)	13,000	330	—	13,330
Martin Jaffe(4)	15,250	330	—	15,580
Jeff Morris(5)	14,250	330	—	14,580
Lemuel Tarshis(6)	17,750	330	—	18,080

(1)
The fair value at the date of grant for these options was $11,000. All options vest in four equal annual installments beginning on the first anniversary of the grant date.

(2)
Mr. Davidson had 66,500 option awards outstanding as of December 31, 2006.

(3)
Mr. Irving had 84,500 option awards outstanding as of December 31, 2006.

(4)
Mr. Jaffe had 66,500 option awards outstanding as of December 31, 2006.

(5)
Mr. Morris had 77,000 option awards outstanding as of December 31, 2006.

(6)
Dr. Tarshis had 89,666 option awards outstanding as of December 31, 2006.

        Pursuant to our 2003 Equity Incentive Plan, non-employee directors, currently Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, will receive an annual stock grant of 10,000 shares, vesting in equal amounts over four years, issued at the fair market value on the date of grant, a stipend of $1,000 for each board or committee meeting the director attends in person, and $250 for each meeting attended telephonically. Furthermore, we paid an annual stipend of $5,000 for 2005 and will pay $10,000 for each year thereafter, as well as an initial stock grant of 30,000 shares upon becoming a non-employee director. We will continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

Employee Stock Purchase Plan

        On October 5, 2001, our shareholders approved the WorldGate 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our Common Stock through payroll deductions. In general, the Stock Purchase Plan provides that:

  •
  each employee who has completed 6 months of continuous employment with us is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

  •
  participants in the Stock Purchase Plan are permitted to contribute up to 15% of their compensation towards the purchase of our Common Stock;

  •
  at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our Common Stock at the lower of 85% of the market price of our Common Stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

  •
  shares of our Common Stock that are purchased under the Stock Purchase Plan are not transferable by the participant until at least nine months has elapsed from the acquisition of the shares;

  •
  a maximum of 750,000 shares of our Common Stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

  •
  our board of directors has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations suspend, revise, terminate or amend the Stock Purchase Plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table sets forth information as of December 31, 2006 regarding securities authorized for issuance under the Company's equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	4,913,689	$1.90	2,091,682	(1)
Equity compensation plans not approved by security holders(2)	—	—	—
Total	4,913,689	1.90	2,091,682	(1)

(1)
2003 Equity Incentive Plan.

(2)
The Company does not maintain any equity compensation plans that have not been approved by its stockholders.

        The Equity Plan has an automatic annual increase in the number of shares reserved for issuance in an amount equal to the lesser of 4% of the then outstanding shares of our Common Stock or 1,000,000 shares.

        The principal features of the Company's 2003 Equity Incentive Plan (the "Equity Plan,") which was approved by stockholders in November, 2004, are summarized below, but the summary is qualified in its entirety by reference to our Equity Plan, which was filed as Exhibit 10.6 to the Company's Proxy Statement filed September 3, 2004.

        This plan provides for the grant of equity awards to such officers, other employees, consultants and directors of WorldGate and our affiliates as the Compensation and Stock Option Committee may determine from time to time. Although various types of awards are available under the Equity Plan, including non-qualified and incentive stock options, restricted stock and performance based awards, currently only stock options have been granted. Such options vest in equal installments over a four-year period, and expire ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate, and earlier termination upon cessation of employment.

        To administer our Equity Plan, the Compensation and Stock Option Committee must consist of at least two members of our board of directors, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, an "outside director" for the purposes of Section 162(m). The Compensation and Stock Committee, among other things, interprets our Equity Plan, selects award recipients, determines the type of awards to be granted to such recipients and determines the number of shares subject to each award and the terms and conditions thereof. The Compensation and Stock Option Committee may also determine if or when the exercise price of an option may be paid in the form of shares of our Common Stock and the extent to which shares or other amounts payable with respect to an award can be deferred by the participant. Our board of directors may amend or modify our Equity Plan at any time. In addition, our board of directors is also authorized to adopt, alter and repeal any rules relating to the administration of our Equity Plan and to rescind the authority of the

Compensation and Stock Option Committee and thereafter directly administer our Equity Plan. However, subject to certain exceptions, no amendment or modification will impair the rights and obligations of a participant with respect to an award unless the participant consents to that amendment or modification.

        Our Equity Plan will continue in effect until terminated by us in accordance with its terms, although incentive stock options may not be granted more than 10 years after the adoption of our Equity Plan.

        The following table sets forth information as of October 30, 2007 regarding beneficial ownership of our Common Stock by the following persons:

  •
  each person who is known to us to own beneficially more than 5% of the outstanding shares of Common Stock,

  •
  each director,

  •
  each executive officer named in the executive compensation table above, and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of Common Stock subject to options or warrants exercisable within 60 days of October 30, 2007 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
David Tomasello(1)	9,050,001	18.20%
Antonio Tomasello(2)	8,689,587	17.48%
Hal M. Krisbergh(3)	5,925,056	11.92%
Randall J. Gort(4)	985,025	1.98%
Richard Westerfer (5)	872,741	1.76%
Joel Boyarski(6)	701,359	1.41%
James McLoughlin(7)	631,150	1.27%
Martin Jaffe(8)	109,000	*
Lemuel Tarshis(9)	72,700	*
Clarence L. Irving, Jr.(10)	67,000	*
Jeff Morris(11)	59,500	*
Steven C. Davidson(12)	59,000	*
All current directors and executive officers as a group (10 persons)	18,532,532	37.27%

    *
    Less than 1% of the outstanding Common Stock.

    (1)
    Includes 235,914 shares of common stock held directly, 124,500 shares of common stock held beneficially as a result of Mr. Tomasello's position with Cometasa, and 8,689,587 shares of common stock held beneficially as a result of a power of attorney over the accounts of his father Antonio Tomasello (which shares are also reported in this table as being directly owned by Antonio Tomasello.

    (2)
    Includes 6,125,485 shares and 2,564,102 warrants to by shares, each of which is held directly.

    (3)
    Includes options to purchase 307,500 shares of common stock. Also includes 4,361,007 shares of common stock which are held directly, 300,000 shares of common stock held by the Krisbergh Family Foundation, 299,938 shares of common stock held by Mr. Krisbergh's spouse, and 656,611 shares of common stock held in grantor retained annuity trusts for which Mr. Krisbergh or his spouse are trustees.

    (4)
    Includes options to purchase 535,083 shares of common stock. Also includes 106,063 shares of common stock held directly, and 68,879 shares of common stock held by Mr. Gort as custodian for his minor children and 275,000 shares of restricted stock directly held by Mr. Gort which vest upon the Company achieving certain financial performance.

    (5)
    Includes options to purchase 597,500 shares of common stock. Also includes 241 shares of common stock held by Mr. Westerfer's minor son, and 275,000 shares of restricted stock directly held by Mr. Westerfer which vest upon the Company achieving certain financial performance.

    (6)
    Includes options to purchase 441,988 shares of common stock. Also includes 9,371 shares of common stock held directly and 250,000 shares of restricted stock directly held by Mr. Boyarski which vest upon the Company achieving certain financial performance.

    (7)
    Includes options to purchase 381,150 shares of common stock. Also includes250,000 shares of restricted stock directly held by Mr. McLoughlin which vest upon the Company achieving certain financial performance.

    (8)
    Includes options to purchase 49,000 shares of common stock. Also includes 60,000 shares of common stock held directly.

    (9)
    Includes options to purchase 55,500 shares of common stock. Also includes 5,200 shares of common stock held directly and 12,000 shares of common stock held by Mr. Tarshis' spouse.

    (10)
    Includes options to purchase 67,000 shares of common stock.

    (11)
    Includes options to purchase 59,500 shares of common stock

    (12)
    Includes options to purchase 49,000 shares of common stock. Also includes 10,000 shares of common stock held directly.

Information Concerning Independent Registered Public Accounting Firm

        On November 17, 2005, Grant Thornton LLP ("Grant Thornton"), our independent registered public accounting firm, advised the Company that it would not stand for re-appointment for the audit of the year ending December 31, 2005 and that it would be resigning as the Company's independent auditor effective upon the completion of its engagement which ended with the audit of the restatement described below and the review of the Company's financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. As stated in the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed on September 9, 2005 with the SEC, the Company had withheld any decision as to the retention of an independent registered public accounting firm for fiscal year 2005. The Company has elected to not seek the re-engagement of Grant Thornton.

        On January 24, 2006, the Company filed amendments to and restatements of its financial statements for the years ended December 31, 2003 and 2004 as included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, and the interim financial statements for the periods ended March 31, 2004 through June 30, 2005 included in the Company's Quarterly Reports on Form 10-Q. The report of independent registered public accounting firm issued by Grant Thornton dated February 24, 2005 (except for Note 2 Restatement No. 1 as to which the date is August 24, 2005 and Note 3 Restatement No. 2 as to which the date is January 10, 2006 included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 filed on January 24, 2006) contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a modification related to an uncertainty regarding the Company's ability to continue as a going concern, and an explanatory paragraph regarding two restatements of the Company's consolidated financial statements for the years ended December 31, 2004 and 2003.

        During the fiscal years ended December 31, 2003 and 2004, and any subsequent interim period through the date hereof, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

        On January 5, 2006, the Audit Committee of the Company's board of directors engaged the firm of Marcum & Kliegman, LLP ("M&K") as the new independent registered public accountants to audit the Company's financial statements as of and for the period ended December 31, 2005. During the Company's 2004 and 2005 fiscal years, and through January 5, 2006, the Company has not consulted with M&K regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements nor has it consulted with M&K regarding any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

        The aggregate fees for professional services rendered to us by M&K, our independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2006, are as follows (in whole dollars):

	Fiscal Years Ended December 31
	2005	2006
Audit fees	$190,000	$202,600
Audit related fees	0	33,000
Tax fees	0	25,000
All other fees	0	0

Total	$190,000	$260,600

Audit Fees

        The "audit fees" reported above were billed to us by M& K for professional services rendered in connection with their audit of our consolidated financial statements and their limited reviews of our unaudited condensed consolidated financial statements and our unaudited condensed consolidated interim financial statements included in our quarterly reports, and for services normally provided by

M&K in connection with other statutory and regulatory filings or engagements, including audit consultations, issuance of consents for registration statements and SEC comment letters.

Audit Related Fees

        The "audit related fees" reported above were billed to us by M&K for assurance and related services that were reasonably related to the performance of their audit or review of our financial statements, but which are not reported as Audit Fees. These services include accounting consultations in connection with the impact of prospective accounting pronouncements and stock based compensation matters.

Tax Fees

        During the fiscal years reported above, Marcum & Kliegman LLP rendered professional services to us relating to tax compliance, tax advice, or tax planning.

All Other Fees

        During the fiscal years reported above, Marcum & Kliegman LLP rendered no professional services to us other than for those relating to audit, audit related and tax matters.

Representatives

        One or more representatives of M&K will be present at the Meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Pre-approval Policies and Procedures

        Our Audit Committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services provided by our independent public auditors. Under the policy, the Audit Committee is to specifically pre-approve before the end of each fiscal year any recurring audit and audit related services to be provided during the following fiscal year. The audit committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. Our independent public auditors and members of management are required to report periodically to the audit committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

        In accordance with Section 10A(i)(2) of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, we are required to disclose the approval by the audit committee of the board of directors of non-audit services to be performed by Grant Thornton LLP and Marcum and Kliegman LLP, the Company's independent auditors. Non-audit services are services other than those provided in connection with an audit or review of the financial statements. During the period covered by this filing, the audit committee approved all audit related fees, tax fees and all other fees.

Stockholder's Proposals for 2008 Annual Meeting

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the

Proxy Statement and form of proxy relating to the 2008 annual meeting, such proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials. The Company typically holds in annual meeting in mid October and accordingly stockholder's proposals should be received prior to June 20, 2008. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

        If this deadline is missed, a stockholder proposal may still be submitted for consideration at the 2008 annual meeting, although it will not be included in the Proxy Statement, if the submission complies with the procedural and information requirements set forth in the Company's bylaws. Accordingly, written notice must be sent to the Secretary of the Company not later than the close of business on the 90th calendar day or earlier than the 120th calendar day before the first anniversary of the prior year's annual meeting, which for purposes hereof is December 13,, 2007. This means that for the 2008 annual meeting, written notice must be delivered between the close of business on August 14, 2008 and the close of business on September 13, 2008. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which the Company first announces the meeting date to the public.

        All proposals should be directed to the attention of the Secretary of the Company.

Other Matters

        As of the date of this Proxy Statement, our board of directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Multiple Stockholders Sharing The Same Address

        If you and other residents at your mailing address own shares of Common Stock through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement. This practice, known as "householding," reduces our printing and postage costs and eliminates duplicate mailings that stockholders living at the same address receive. If you or any stockholder residing at your mailing address wishes to receive a separate Annual Report or Proxy Statement, write or telephone us as follows: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049. If you and other residents at your mailing address are receiving multiple copies of the Annual Report and Proxy Statement and wish to receive single copies in the future, contact us at the above phone number or address.

Incorporation Of Certain Information By Reference

        The SEC allows us to incorporate by reference in this Proxy Statement the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement. We are incorporating by reference in this Proxy Statement the following documents filed by us:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 31, 2007.

2. Our Quarterly Report on Form 10-Q for the quarters ended June 30, 2007 filed on August 14, 2007.

        Copies of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q are being delivered to our stockholders along with this proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the board of directors;
/s/ HAL KRISBERGH HAL KRISBERGH, Chairman and Chief Executive Officer

November 12, 2007

PROXY	WorldGate Communications, Inc. Annual Meeting of Stockholders, December 13, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PROXY

The undersigned hereby appoints Hal M. Krisbergh and Randall J. Gort, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of WorldGate Communications, Inc. to be held on December 13, 2007, and any adjournments or postponements thereof, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments or postponements thereof, all as set forth in the November 12, 2007 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND
PROPOSALS 2 AND 3.

1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS: Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris, Lemuel Tarshis and David Tomasello.

For all nominees	Withhold authority for all nominees
☐	☐

Withhold authority for the following only (Write the names of the nominee(s) in the space below)

2. APPROVAL OF A PROPOSED PLAN OF RECAPITALIZATION THAT WOULD, UPON IMPLEMENTATION BY THE COMPANY AT THE DISCRETION OF THE COMPANY’S BOARD OF DIRECTORS, RESULT IN THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT UP TO A ONE-FOR-TEN REVERSE STOCK SPLIT OF WORLDGATE’S COMMON STOCK.

☐            FOR        ☐            AGAINST             ☐            ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

☐            FOR        ☐            AGAINST             ☐            ABSTAIN

This proxy will be voted FOR all nominees and the above proposals unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF
WORLDGATE COMMUNICATIONS, INC.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date , 2007
Signature

I plan to attend the meeting:

Yes ☐ No ☐
Signature if held jointly

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WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Avenue Trevose, PA 19053
WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Avenue Trevose, PA 19053
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS November 12, 2007
WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Ave. Trevose, PA 19053
PROXY STATEMENT
Questions and Answers Regarding this Meeting
Questions and Answers Regarding the Reverse Stock Split
Forward-Looking Statements
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Introduction
Nominees For Election
General Information Concerning the Board of Directors and its Committees
Audit Committee.
Audit Committee Report
Compensation and Stock Option Committee.
Corporate Governance and Nominating Committee.
Communications to the Board of Directors.
PROPOSAL 2—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO GRANT DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF DISCRETIONARY AUTHORITY FOR THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT UP TO A ONE FOR TEN REVERSE STOCK SPLIT (THE "REVERSE STOCK SPLIT'.)
Introduction
Implementation and Effects of the Reverse Stock Split
Fractional Shares
Authorized Shares
Potential Anti-Takeover Effect
Accounting Matters
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
Incorporation by Reference with Respect to Reverse Stock Split
PROPOSAL 3—AMENDMENT TO THE COMPANY'S—AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 120,000,000 SHARES TO 200,000,000 SHARES.
Introduction
Summary of the Amendment
Other Factors to be Considered
Executive Officers of the Company
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation Compensation Discussion and Analysis
Components of Executive Compensation for Fiscal Year 2006
Compensation and Stock Option Committee Interlocks and Insider Participation
Compensation and Stock Option Committee Report
Summary of Executive and Director Compensation
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FISCAL 2006
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END
COMPENSATION OF DIRECTORS FISCAL 2006
Employee Stock Purchase Plan
Equity Compensation Plan Information
Information Concerning Independent Registered Public Accounting Firm
Audit Committee Pre-approval Policies and Procedures
Stockholder's Proposals for 2008 Annual Meeting
Other Matters
Multiple Stockholders Sharing The Same Address
Incorporation Of Certain Information By Reference